Exhibit 10.5
PHANTOM STOCK UNIT AWARD AGREEMENT
THIS PHANTOM STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made as of the 4th day of March, 2009, between DYNEGY INC., a Delaware corporation (“Dynegy”), and all of its Affiliates (collectively, the “Company”), and Bruce A. Williamson (the “Employee”). A copy of the Dynegy Inc. 2009 Phantom Stock Plan (the “Plan”) is annexed to this Agreement and shall be deemed a part hereof as if fully set forth herein. Unless the context otherwise requires, all terms that are not defined in this Agreement but which are defined in the Plan shall have the same meaning given to them in the Plan when used herein.
1. The Grant. The Compensation and Human Resources Committee of the Board of Directors (the “Committee”) granted to Employee on March 4, 2009 (the “Grant Date”), as a matter of separate inducement and not in lieu of any salary or other compensation for Employee’s services,  ________  phantom stock units (the “Phantom Stock Units”), subject to the acceptance by the Employee of the terms and conditions of this Agreement. The Employee acknowledges receipt of a copy of the Plan, and agrees that this award of Phantom Stock Units shall be subject to all of the terms and provisions of the Plan, including future amendments thereto, if any, pursuant to the terms thereof, and to all of the terms and conditions of this Agreement. If it is subsequently determined by the Committee, in its sole discretion, that the terms and conditions of this Agreement and/or the Plan are not compliant with Section 409A of Internal Revenue Code of 1986, as amended, or any Treasury regulations or Internal Revenue Service guidance promulgated thereunder, this Agreement and/or the Plan may be amended accordingly.
2. Phantom Stock Units. The Employee hereby accepts the Phantom Stock Units when issued and agrees with respect thereto as follows:
(a) Payment and Determination of Value. Dynegy shall pay to the Employee the value of a Phantom Stock Unit in cash not later than the second payroll day immediately following the date such unit is scheduled to become vested under Section 2(b) below and such Phantom Stock Unit shall thereafter be treated as redeemed for purposes of this Agreement. Each Phantom Stock Unit shall have a value equal to one share of Dynegy’s Class A common stock, $0.01 par value per share, on its vesting date.
(b) Vesting. An Employee’s Phantom Stock Units shall be 100% vested on the third anniversary of the Grant Date. Except as otherwise provided in Section 2(c) below, any portion of the Phantom Stock Units that does not become vested in accordance with this Section 2(b) shall be forfeited to the Company for no consideration as of the date of the termination of the Employee’s employment with the Company.

(c) Accelerated Vesting and Payment. Notwithstanding the provisions of Sections 2(a) and 2(b) above, the vesting and payment for some or all of the Employee’s Phantom Stock Units shall be accelerated as follows:
(i) if the Employee is determined to be disabled (as defined in the Company’s long term disability program or plan in which the Employee is a participant or, if the Employee does not participate in any such plan, as defined in the Dynegy Inc. Long Term Disability Plan, as amended, or the successor plan thereto) or in the event of the death of the Employee, all of the Employee’s then outstanding Phantom Stock Units shall become vested as of the date of such determination or death, as applicable, and the Employee shall receive payment for such Phantom Stock Units on that date; and
(ii) if the Employee’s employment with the Company terminates by reason of Involuntary Termination, then 100% of the Phantom Stock Units awarded to the Employee hereunder shall become vested as of the date of such termination of employment and the Employee shall receive payment for such Phantom Stock Units within thirty days following that date; and
(iii) if the Employee’s employment with the Company terminates as a result of a Change in Control Termination occurring within sixty (60) days before a Change in Control, then 100% of the Phantom Stock Units awarded to the Employee hereunder shall become vested as of the date of such Change in Control and the Employee shall receive payment for such Phantom Stock Units on that date; and
(iv) if the Employee is employed by the Company (or a successor thereto) on the date of a Change in Control, then 100% of the Phantom Stock Units awarded to the Employee hereunder shall become vested as of the date of such Change in Control and the Employee shall receive payment for such Phantom Stock Units on that date.
If the Employee’s employment with the Company terminates by reason of resignation by the Employee (except as otherwise provided in Sections 2(c)(ii) or 2(iii) above) or dismissal by the Company for Cause, then the Employee’s Phantom Stock Units shall be forfeited to the Company for no consideration as of the date of the termination of the Employee’s employment with the Company.
(d) Transfer Restrictions. The Phantom Stock Units may not be sold, assigned, pledged, exchanged, hypothecated or otherwise transferred, encumbered or otherwise disposed of by the Employee.
(e) Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:
(i) “Base Salary” shall mean the regular base salary of Employee but excluding bonuses, expense reimbursements, benefits paid under any other plan maintained by the Company and all equity awards of any type.

(ii) “Cause” shall mean, and hence arise as a result of, as determined by the Committee in its sole discretion, the Employee’s (A) refusal to implement or adhere to lawful policies or lawful directives of the Board; (B) engaging in conduct which is materially injurious (monetarily or otherwise) to the Company (including, without limitation, misuse of the Company’s funds or other property); (C) misconduct or dishonesty directly related to the performance of the Employee’s duties for the Company or gross negligence in the performance of the Employee’s duties for the Company; (D) conviction (or entering into a plea bargain admitting criminal guilt) in any criminal proceeding involving a felony or a crime of moral turpitude; (E) drug or alcohol abuse; or (F) continued failure to perform Employee’s duties which is not cured within 10 days after written notice is provided to Employee by the Company.
(iii) “Change in Control” shall mean the occurrence of any of the following events: (A) a merger of Dynegy with another entity, a consolidation involving Dynegy, or the sale of all or substantially all of the assets or equity interests of Dynegy to another entity if, in any such case, (I) the holders of equity securities of Dynegy immediately prior to such event do not beneficially own immediately after such event equity securities of the resulting entity entitled to fifty-one percent (51%) or more of the votes then eligible to be cast in the election of directors (or comparable governing body) of the resulting entity in substantially the same proportions that they owned the equity securities of Dynegy immediately prior to such event or (II) the persons who were members of the Board immediately prior to such event do not constitute at least a majority of the board of directors of the resulting entity immediately after such event; (B) the dissolution or liquidation of Dynegy, but excluding a reorganization pursuant to chapter 11 of Title 11, U.S. Code, as amended; (C) a circumstance where any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires or gains ownership or control (including, without limitation, power to vote) of fifty percent (50%) or more of the combined voting power of the outstanding securities of, (I) if Dynegy has not engaged in a merger or consolidation, Dynegy, or (II) if Dynegy has engaged in a merger or consolidation, the resulting entity; (D) circumstances where, as a result of or in connection with, a contested election of directors, the persons who were members of the Board immediately before such election shall cease to constitute a majority of the Board; or (E) the Board (or the Committee) adopts a resolution declaring that a Change in Control has occurred. For purposes of the “Change in Control” definition, (1) “resulting entity” in the context of an event that is a merger, consolidation or sale of all or substantially all of the subject assets or equity interests shall mean the surviving entity (or acquiring entity in the case of an asset or equity interest sale), unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common stock of Dynegy receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, and (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Dynegy” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity.

(iv) “Change in Control Termination” shall mean the Employee’s employment is terminated by the Company (or a successor thereto) without Cause, or by the Employee following: (A) a significant diminution in the Employee’s responsibilities, authority or duties; (B) a material reduction in the Employee’s Base Salary; or (C) relocation of the Employee’s position outside of the Houston, Texas metropolitan area, all as determined by the Committee in its sole discretion.
(v) “Involuntary Termination” shall have the same meaning as specified in the Dynegy Inc. Executive Severance Pay Plan (as amended and restated effective January 1, 2008).
(f) Shareholder Rights. The Employee shall not have any of the rights of a shareholder of the Company with respect to the Phantom Stock Units.
(g) Corporate Acts. The existence of the Phantom Stock Units shall not affect in any way the right or power of the Board of Directors of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.
3. Withholding of Tax. The Company is authorized and directed to withhold from any cash payment made to the Employee under this Agreement any tax required to be withheld by reason of such resulting compensation income. To the extent that any portion of the Phantom Stock Units is treated as includible in the Employee’s income prior to the date a cash payment is made to the Employee under this Agreement, the Company is hereby authorized and directed to either (i) require the Employee to make payment of such taxes to the Company through delivery of cash or a cashier’s check within five (5) calendar days after the Company is required to remit such taxes to the Internal Revenue Service, or (ii) withhold from the Employee’s regular wages or bonus payments the amount of any tax required to be withheld.

4. Code Section 409A. If and to the extent any portion of any payment provided to the Employee under this Agreement in connection with the Employee’s separation from service (as defined in Section 409A of Internal Revenue Code of 1986, as amended (“Code Section 409A”) is determined to constitute “nonqualified deferred compensation” within the meaning of Code Section 409A and the Employee is a specified employee as defined in Code Section 409A(a)(2)(B)(i), as determined by the Company in accordance with the procedures separately adopted by the Company for this purpose, by which determination the Employee, as a condition to accepting benefits under this Agreement and the Plan, agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the earlier of (i) the day that is six months plus one day after the date of separation from service (as determined under Code Section 409A) or (ii) the tenth 10th day after the date of the Employee’s death (as applicable, the “New Payment Date”). The aggregate of any payments that otherwise would have been paid to the Employee during the period between the date of separation from service and the New Payment Date shall be paid to the Employee in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. Neither the Company nor the Employee shall have the right to accelerate or defer the delivery of any such payments or benefits except to the extent specifically permitted or required by Code Section 409A. This Agreement is intended to comply with the provisions of Code Section 409A and this Agreement and the Plan shall, to the extent practicable, be construed in accordance therewith. Terms defined in this Agreement and the Plan shall have the meanings given such terms under Code Section 409A if and to the extent required to comply with Code Section 409A. In any event, the Company makes no representations or warranty and shall have no liability to the Employee or any other person if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Code Section 409A but not to satisfy the conditions of that section.
5. Employment Relationship. For purposes of this Agreement, the Employee shall be considered to be in the employment of the Company as long as the Employee remains an employee of either the Company or an Affiliate (as such term is defined in the Plan). Nothing in the adoption of the Plan or the award of the Phantom Stock Units thereunder pursuant to this Agreement shall confer upon the Employee the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in a written employment agreement or by applicable law, the Employee’s employment by the Company shall be on an at-will basis, and the employment relationship may be terminated at any time by either the Employee or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a termination of such employment, and the cause of such termination, shall be determined by the Committee, and its determination shall be final.
6. Notices. Any notices or other communications provided for in this Agreement shall be sufficient if in writing. In the case of the Employee, such notices or communications shall be effectively delivered when hand delivered to the Employee at his or her principal place of employment or when sent by registered or certified mail to the Employee at the last address the Employee has filed with the Company. In the case of the Company, such notices or communications shall be effectively delivered when sent by registered or certified mail to the Company at its principal executive offices.
7. Entire Agreement; Amendment. This Agreement replaces and merges all previous agreements and discussions relating to the same or similar subject matters between the Employee and the Company and constitutes the entire agreement between the Employee and the Company with respect to the subject matter of this Agreement. This Agreement may not be modified in any respect by any verbal statement, representation or agreement made by any employee, officer, or representative of the Company or by any written agreement unless signed by an officer of the Company who is expressly authorized by the Company to execute such document.

8. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under the Employee.
9. Miscellaneous. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall be controlling. In the event of any conflict or inconsistency between the terms of this Agreement and the terms of the Dynegy Inc. Executive Severance Pay Plan, including any amendments or supplements thereto, the terms of this Agreement shall be controlling.
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IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunto duly authorized, and the Employee has agreed to and accepted the terms of this Agreement*, all as of the date first above written.

DYNEGY INC.
By:	/s/ J. Kevin Blodgett
	Name:	J. Kevin Blodgett
	Title:	General Counsel & EVP, Administration

*	Employee has agreed to and accepted the terms of this Agreement utilizing online grant acceptance capabilities with E*Trade Financial, the Company’s equity plan administrator.

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